Exhibit 99.906CERT

Sweater Cashmere Fund
Exhibit 13(b) to Form N-CSR

CERTIFICATIONS PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002

I, Jesse Randall, Principal Executive Officer of the Sweater Cashmere Fund, certify to my knowledge that:

1.	The N-CSR of the registrant for the period ended March 31, 2023 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant for the stated period.

/s/ Jesse Randall

Jesse Randall

President and Principal Executive Officer

Date: June 8, 2023

I, Marcie McVeigh, Principal Financial Officer & Treasurer of the Sweater Cashmere Fund, certify to my knowledge that:

1.	The N-CSR of the registrant for the period ended March 31, 2023 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant for the stated period.

/s/ Marcie McVeigh

Marcie McVeigh

Principal Financial Officer & Treasurer

Date: June 8, 2023

These certifications are being furnished to the Securities and Exchange Commission solely pursuant to Rule 30a-2(b) under the Investment Company Act of 1940, as amended, and 18 U.S.C. (S) 1350 and are not being filed as part of the Form N-CSR with the Securities and Exchange Commission.

A signed original of this written statement required by Section 906 has been provided to Sweater Cashmere Fund and will be retained by the Sweater Cashmere Fund and furnished to the Securities and Exchange Commission or its staff upon request.